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                                                              EXHIBIT B-2



                              THOR INDUSTRIES, INC.
                         FIRST AMENDMENT TO AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois


Gentlemen:

     Reference is hereby made to that certain Amended and Restated Revolving Credit Agreement dated as of December 4, 1992 (the "Credit Agreement") and currently in effect between the undersigned, Thor Industries, Inc., a Delaware corporation (the "Borrower"), with certain of its subsidiaries as Guarantors, Bank One, Sidney, NA as a Bank and Harris Trust, in its individual capacity as a Bank and as Agent. All capitalized terms used herein without definition shall have the same meaning as such terms have in the Credit Agreement.

     The Company has requested that the Banks make a certain amendment to the Credit Agreement which the Banks are willing to do under the terms and conditions hereof.

1.   AMENDMENT.

     Upon your acceptance hereof in the space provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

     Section 2.3 (i) of the Credit Agreement shall be deleted in its entirety and as so amended shall read as follows:

     "(i) by no later than 10:30 am Chicago time on the date of each requested Borrowing of Prime Rate Loans and"

2.   REPRESENTATIONS.

     In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof and as of the time that this Amendment becomes effective, each of the representations and warranties set forth in Section 3 of the Credit Agreement are and shall be and remain true and correct.

3.   MISCELLANEOUS.

     Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit


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Agreement itself, the Notes or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     Dated as of January _______, 1992.


                              THOR INDUSTRIES, INC.

                              By:
                                 --------------------------------
                              Its:
                                  -------------------------------


     Accepted and agreed to as of the date last above written.


                              HARRIS TRUST AND SAVINGS BANK,
                              in its individual capacity as a
                              Bank and as Agent

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


                              BANK ONE, SIDNEY, NA

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


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